Exhibit 99.1

FS Bancorp, Inc. Appoints Terri L. Degner to Board of Directors

MOUNTLAKE TERRACE, WA – October 1, 2024 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”), today announced that Terri L. Degner has been appointed to the Board of Directors of the Company.
The Company’s Nominating & ESG Committee proposed, and the Board of Directors ratified and approved, the appointment of Ms. Degner to the Board of Directors.  Her appointment to the Board of Directors was effective September 30, 2024.
“We are pleased to welcome Terri to our Board of Directors,” said Joe Adams, Chief Executive Officer.  “Her extensive banking background coupled with her in depth knowledge of the Bank and Company will add tremendous value to the Board.”
Ms. Degner was the Executive Vice President, Chief Financial Officer, Treasurer at Anchor Bank until they were acquired by 1st Security Bank in November 2018.  She continued to work with the Bank as a Consultant working on the Anchor transition as well as other projects.  Ms. Degner graduated cum laude from St. Martins College in 1998 with the Bachelor of Arts Degree in Accounting. In 2000 she graduated with honors from Pacific Coast Banking School at the University of Washington.
About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Washington and Oregon through its 27 bank branches, one headquarters office that produces loans and accepts deposits, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington.  The Bank services home mortgage customers throughout the Northwest predominately in Washington State including the Puget Sound, Tri-Cities and Vancouver home lending markets.
Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on

Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2024 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
President and Chief Financial Officer
(425) 771-5299
www.FSBWA.com